Exhibit 99.1

Witawa Shopping Center

Gdynia, Poland

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Portfolio Update

•                  In October the REIT announced that it has expanded its global presence with the acquisition of seven additional assets in Central Europe via Wenceslas Behringer Ltd., a joint venture between Behringer Harvard Opportunity REIT I, Inc. and St. Wenceslas Property Fund, which was formed in July 2008. The new acquisitions include a retail property in Hungary, five retail properties in the Czech Republic, and a Czech logistics facility. These retail stores offer staple items, including groceries and other basic consumer goods. These properties now join an established portfolio of 15 retail and industrial/logistics properties located in the Czech Republic, Poland, and Slovakia, increasing the portfolio to a total of 22 Central European properties (see additional description of this investment inside).

•                  The REIT has grown significantly over the past year and now has 23 investments. Seven of these investments were made in 2006; 12 were made in 2007; and four made in 2008.

•                  Many of the REIT’s assets are stabilized, which assist in providing a steady stream of rental revenue during a difficult economy. The following assets were well occupied as of September 30, 2008:

•                 12600 Whitewater 100 percent occupied

•                 5000 Bowen 100 percent occupied

•                 Becket House 100 percent occupied

•                 Central Europe portfolio 99 percent occupied

•                 Northborough 100 percent occupied

•                 Regency Center 94 percent occupied

•                  Of the REIT’s 2.1 million square feet of office space, less than 10 percent of this leased space is set to expire in any year through 2012, substantially reducing vacancy exposure.

Financial Statements

•                  The REIT portfolio has grown to 23 investments at the end of the third quarter, as compared to 18 investments for the same quarter one year ago. As a result, significant financial changes are reflected in the quarter-over-quarter comparisons. Total revenue was $21.6 million during the third quarter of 2008, as compared to $10.5 million during the third quarter of 2007. The $11.1 million increase in total revenues was driven by the rental income as a result of the additional properties acquired over the past 12 months.

•                  Significant growth in rental revenues led to an increase in net operating income (NOI) during the third quarter of 2008. NOI was $7.1 million, as compared to $5 million for the same quarter one year ago. This growth was the result of additional properties acquired over the past 12 months.

Some numbers have been rounded for presentation purposes.

Witawa Shopping Center

Gdynia, Poland

The Witawa Shopping Center is a mixed-used development that includes retail, residential, and office space. The asset, built in 2003, offers 65,326 square feet of rentable space, providing 35 retail units and a two-level, 200-space parking area. Carrefour, the world’s second largest retailer of grocery and general merchandise, is the main anchor for the development.

Witawa is a suburb of Gdynia, located in northern Poland. The population of the immediate Witawa area is approximately 22,000, with a regional population in the tri-city area of nearly one million. Gydnia is part of the Gdynia-Gdansk-Sopot tri-city region. Gdansk will provide the start of the south A2 motorway, which is slated for completion in 2010.

Central Europe

The REIT’s new European portfolio features an investment in a joint venture that owns 22 properties located in the Central European region, which includes Hungary, Czech Republic, Poland, and Slovakia. These countries, which are all members of the European Union and are slated to join the Euro Zone in the near future, exhibit gross domestic product growth, low to falling inflation, and political stability.

Our strategy for this asset is to purchase individual industrial and retail properties that are typically under €20M, which avoids the most competitive area of the market, and then aggregate the properties by location or property type to attract institutional investor interest in the portfolio for an exit.

Central Europe is considered to be an example of urbanization, with 73 percent of the population residing in urban areas.

Central Europe’s economy is anticipated to expand more quickly than Western Europe for 2009 with a 3.6 percent increase projected, according to the International Monetary Fund in its World Economic Outlook released in October 2008. Specifically for 2009, the Czech Republic’s economy is anticipated to expand by 3.4 percent, Poland’s by 3.8 percent, Slovakia’s by 5.6 percent, and Hungary’s by 2.3 percent.

Cushman & Wakefield surveyed 500 companies in nine European countries in its 2008 European Cities Monitor. According to the survey, Prague is expected to see an influx of corporate expansion in the next five years with approximately 34 companies slated to open offices in the city. Warsaw expects 28 company relocations.

St. Wenceslas Property Fund, our joint venture partner in the project, is managed by Edinburgh-based Hunter Property Fund Management Ltd. (HPFM), a United Kingdom property investment firm with an estimated £400M worth of assets under management. HPFM, which has acquired and operated assets in Central Europe since 2005, has targeted industrial, warehouse, logistics, and retail assets, the latter of which are focused on highly creditworthy tenants, such as Tesco PLC, Royal Ahold, and REWE that have in place long-term leases, or offer the opportunity to restructure, extend, or expand existing leases.

The retail industry in Europe, and specifically Central Europe, is experiencing a consolidation of major grocers in a fight for market share. Central Europe provides retailers an opportunity to expand into Eastern European countries. The industrial warehouse assets in the REIT’s portfolio typically feature long-term leases and focus around major hubs of transportation. The manufacturing sector is a key economic driver to Central Europe’s economy.

Tesco PLC, the world’s fourth largest retailer, is a major tenant and currently occupies five of our properties in Poland. Tesco PLC operates food retailing stores and associated activities in the United Kingdom, Republic of Ireland, Hungary, Poland, the Czech Republic, Slovakia, Thailand, South Korea, Taiwan, and Malaysia.

Frisco Square

Frisco, TX

Growing with its Community

The one-year-old Frisco Square complex is located in Frisco, Texas, one of the fastest-growing suburban districts in the country. Frisco, a town that is more than 100 years old, was developed from a railroad whistle-stop into one of North Texas’ most successful communities.

Situated only 25 miles north of Dallas and within a 30-minute drive from Dallas-Fort Worth International Airport and Dallas Love Field Airport. Frisco’s desirable location has caught the eye of major corporations, and the city is well suited for significant public/private joint ventures, including the $65 million Pizza Hut Park. The park is directly across Main Street from Frisco Square and is home to FC Dallas, a Major League Soccer team.

This master-planned community sits on 147 acres and is expected to be developed into office, retail, multifamily, entertainment, and municipal facilities, including Frisco City Hall and the Frisco Public Library. Several new retail additions opened recently, including Josephine’s Italian Bistro, Mattito’s Mexican Restaurant, and Best Thai.

Frisco Square Apartments is located within the Frisco Square complex. This multifamily community opened in 2003 and features 114 residential units. As of September 30, 2008, the multifamily residences were 96 percent occupied.

Frisco Square also features 171,000 square feet of office and retail space, which was 58 percent leased at the end of the third quarter. This includes 71,150 square feet of new development brought on from late 2007 through mid 2008. The additional development was driven by strong tenant demand during 2007. Although the national markets have become significantly more turbulent, we continue to experience good leasing activity in Frisco Square’s office and retail space, and the multifamily community continues to maintain a high occupancy rate of 96 percent.

Consolidated Statements of Operations

(in thousands, except per share amounts, unaudited)	3 mos. ended Sep. 30, 2008	3 mos. ended Sep. 30, 2007	9 mos. ended Sep. 30, 2008	9 mos. ended Sep. 30, 2007

Revenues
Rental revenue	$15,192	$7,899	$41,577	$19,220
Hotel revenue	2,045	2,602	5,240	3,220
Condominium sales	4,315	—	4,315	—
Total revenues	21,552	10,501	51,132	22,440

Expenses
Property operating expenses	6,880	4,107	18,229	7,490
Cost of condominium sales	4,331	—	4,331	—
Interest expense	4,113	1,759	9,059	4,061
Real estate taxes	1,980	1,023	5,311	2,256
Property management fees	583	268	1,781	546
Asset management fees	1,456	714	3,399	1,509
General and administrative	1,209	307	3,032	1,016
Advertising costs	708	158	1,853	781
Depreciation and amortization	6,783	3,692	18,550	8,040
Total expenses	28,043	12,028	65,545	25,699

Interest income	706	1,366	2,241	2,939

Loss before income taxes, minority interest and equity in losses of unconsolidated joint ventures	(5,785)	(161)	(12,172)	(320)
Provision for income taxes	(47)	(46)	(146)	(71)
Equity in losses of unconsolidated joint ventures	(1,987)	(227)	(3,518)	(295)
Minority interest	2,334	146	5,250	(210)

Net loss	$(5,485)	$(288)	$(10,586)	$(896)

Weighted average shares outstanding
Basic and diluted	54,611	42,450	54,433	31,154

Loss per share
Basic and diluted	$(0.10)	$(0.01)	$(0.19)	$(0.03)

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2008, and December 31, 2007, our unaudited, consolidated results of operation as of September 30, 2008 and September 30, 2007 and cash flows for the period ended September 30, 2008. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

Consolidated Balance Sheets

(in thousands, except share amounts, unaudited)	Sep. 30, 2008	Dec. 31, 2007

Assets
Real estate
Land and improvements, net	$134,211	$107,428
Buildings and improvements, net	396,189	287,237
Real estate under development	41,143	75,729
Total real estate	571,543	470,394

Condominium inventory	97,086	75,547
Cash and cash equivalents	43,589	78,498
Restricted cash	5,657	4,731
Accounts receivable, net	11,816	7,736
Prepaid expenses and other assets	5,909	3,493
Leasehold interests, net	36,943	41,543
Investments in unconsolidated joint ventures	64,334	36,445
Furniture, fixtures and equipment, net	13,300	9,173
Deferred financing fees, net	7,270	3,755
Notes receivable	1,943	1,719
Notes receivable from related parties	34,599	7,841
Lease intangibles, net	30,294	27,096
Other intangibles, net	10,107	10,651
Receivables from related parties	2,210	73
Total assets	$936,600	$778,695

Liabilities and Stockholders’ Equity
Notes payable	$424,435	$243,902
Accounts payable	6,974	9,300
Payables to related parties	1,498	901
Acquired below-market leases, net	18,993	18,851
Distributions payable	1,349	1,373
Accrued liabilities	19,621	21,750
Other liabilities	2,390	1,223
Total liabilities	475,260	297,300

Commitments and contingencies

Minority interest	10,931	15,335

Stockholders’ Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 54,691,638 and 54,056,354 shares issued and outstanding at September 30, 2008, and December 31, 2007, respectively	5	5
Additional paid-in capital	487,680	481,521
Accumulated distributions and net loss	(37,828)	(14,982)
Accumulated other comprehensive income (loss)	552	(484)
Total stockholders’ equity	450,409	466,060

Total liabilities and stockholders’ equity	$936,600	$778,695

Consolidated Statements of Cash Flows

(in thousands, unaudited)	9 mos. ended Sep. 30, 2008	9 mos. ended Sep. 30, 2007

Cash flows from operating activities
Net loss	$(10,586)	$(896)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	15,079	6,435
Amortization of deferred financing fees	1,480	987
Minority interest	(5,250)	210
Equity in losses of unconsolidated joint ventures	3,518	295
Net change in fair value of derivatives	1,110	—
Change in accounts receivable	(4,079)	(3,843)
Change in condominium inventory	(20,601)	(12,739)
Change in prepaid expenses and other assets	(3,115)	670
Change in accounts payable	(976)	3,262
Change in other liabilities	1,169	(541)
Change in accrued liabilities	3,450	594
Change in payables to related parties	(1,074)	469
Addition of lease intangibles	(1,771)	(324)
Cash used in operating activities	(21,646)	(5,421)

Cash flows from investing activities
Purchases of real estate properties	(47,473)	(243,171)
Acquisition of interest in unconsolidated joint ventures	(31,553)	(22,587)
Capital expenditures for real estate under development	(28,316)	(11,587)
Capital expenditures for real estate under development of consolidated borrowers	(24,823)	(21,018)
Additions of property and equipment	(4,796)	(9,458)
Change in restricted cash	(925)	(6,773)
Investment in notes receivable	(26,983)	(14,226)
Distributions from unconsolidated joint venture	696	—
Fees paid to related party for mezzanine loan arrangements	(2,405)	(553)
Cash used in investing activities	(166,578)	(329,373)

Cash flows from financing activities
Financing costs	(3,011)	(1,261)
Proceeds from notes payable	117,014	54,603
Proceeds from mortgages of consolidated borrowers	23,285	13,652
Net borrowings on senior secured revolving credit facility	58,000	—
Payments on notes payable	(37,673)	(30)
Issuance of common stock	—	293,215
Purchase of interest rate cap	—	(154)
Redemptions of common stock	(3,130)	(789)
Offering costs	—	(29,440)
Distributions	(2,994)	(1,710)
Contributions from minority interest holders	1,870	2,004
Distributions to minority interest holders	(829)	—
Change in subscriptions for common stock	—	637
Change in subscription cash received	—	(638)
Change in payables to related parties	(328)	(2,151)
Cash provided by financing activities	152,204	327,938

Effect of exchange rate changes on cash and cash equivalents	1,111	—
Net change in cash and cash equivalents	(34,909)	(6,856)
Cash and cash equivalents at beginning of the period	78,498	54,639
Cash and cash equivalents at end of the period	$43,589	$47,783

Net Operating Income (NOI)

(in thousands, unaudited)	3 mos. ended Sep. 30, 2008	3 mos. ended Sep. 30, 2007	9 mos. ended Sep. 30, 2008	9 mos. ended Sep. 30, 2007

Revenues	$21,552	$10,501	$51,132	$22,440

Expenses
Property operating expenses	6,880	4,107	18,229	7,490
Advertising costs	708	158	1,853	781
Real estate taxes	1,980	1,023	5,311	2,256
Property management fees	583	268	1,781	546
Cost of condominium sales	4,331	—	4,331	—
Total operating expenses	14,482	5,556	31,505	11,073

Net operating income	$7,070	$4,945	$19,627	$11,367

Reconciliation to Net Loss

Net Operating Income	$7,070	$4,945	$19,627	$11,367

Less: Depreciation and amortization	$(6,783)	$(3,692)	$(18,550)	$(8,040)
General and administrative	(1,209)	(307)	(3,032)	(1,016)
Interest expense	(4,113)	(1,759)	(9,059)	(4,061)
Asset management fees	(1,456)	(714)	(3,399)	(1,509)
Provision for income taxes	(47)	(46)	(146)	(71)
Equity in losses of unconsolidated joint ventures	(1,987)	(227)	(3,518)	(295)
Add: Interest income	706	1,366	2,241	2,939
Minority interest	2,334	146	5,250	(210)

Net loss	$(5,485)	$(288)	$(10,586)	$(896)

Net operating income (NOI), a non-GAAP financial measure, is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, equity in unconsolidated joint ventures, minority interests, income taxes, and the gain or loss on the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report summary contains forward-looking statements relating to Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, and are not guarantees of future results. Actual results may differ materially from these forward-looking statements because of various factors, including those described in the Risk Factors section of Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this quarterly report speak only as of its publication date, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and our subsequent quarterly reports that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

PRESORTED
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Date Published 01/09 • IN • 402158	PERMIT NO. 36
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